EXHIBIT 4

                                                             [CONFORMED COPY]

                            STOCKHOLDERS AGREEMENT




                         dated as of February 10, 1998



                                     among


                     BLACKSTONE CCI CAPITAL PARTNERS L.P.,

                BLACKSTONE CCI OFFSHORE CAPITAL PARTNERS L.P.,

               BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P.,

                        CHASE EQUITY ASSOCIATES, L.P.,

                           SUNAPEE SECURITIES, INC.,

                        SQUAM LAKE INVESTORS, II, L.P.,

                                      and

                             COMMNET CELLULAR INC.

                               TABLE OF CONTENTS


                                                                          Page

                                   ARTICLE I

                                  DEFINITIONS . . . . . . . . . . . . . .    1

         SECTION 1.1      Defined Terms . . . . . . . . . . . . . . . . .    1
         SECTION 1.2      Other Definitional Provisions;
                            Interpretation  . . . . . . . . . . . . . . .    3

                                  ARTICLE II

                                   TRANSFERS  . . . . . . . . . . . . . .    3

         SECTION 2.1      Limitations on Transfer . . . . . . . . . . . . .  3
         SECTION 2.2      Transfers to Affiliates . . . . . . . . . . . . .  4
         SECTION 2.3      Effect of Void Transfers  . . . . . . . . . . . .  4
         SECTION 2.4      Legend on Securities  . . . . . . . . . . . . . .  4
         SECTION 2.5      Tag-Along Rights  . . . . . . . . . . . . . . . .  5
         SECTION 2.6      Drag-Along Rights . . . . . . . . . . . . . . . .  6

                                  ARTICLE III

                              REGISTRATION RIGHTS . . . . . . . . . . . . .  8

         SECTION 3.1      Piggyback Rights  . . . . . . . . . . . . . . . .  8
         SECTION 3.2      Demand Registrations  . . . . . . . . . . . . . .  9
         SECTION 3.3      Registration Procedures . . . . . . . . . . . . . 10
         SECTION 3.4      Other Registration-Related Matters  . . . . . .   13

                                  ARTICLE IV

                                INDEMNIFICATION . . . . . . . . . . . . .   15

         SECTION 4.1      Indemnification by the Company  . . . . . . . .   15
         SECTION 4.2      Indemnification by the Seller . . . . . . . . .   16
         SECTION 4.3      Notices of Claims, Etc. . . . . . . . . . . . .   17
         SECTION 4.4      Contribution  . . . . . . . . . . . . . . . . .   17
         SECTION 4.5      Other Indemnification . . . . . . . . . . . . .   18
         SECTION 4.6      Non-Exclusivity . . . . . . . . . . . . . . . .   18

                                   ARTICLE V

                             PARTICIPATION RIGHTS   . . . . . . . . . . .   18

         SECTION 5.1      Participation Rights  . . . . . . . . . . . . .   18

                                  ARTICLE VI

                               VOTING AGREEMENT   . . . . . . . . . . . .   19

         SECTION 6.1      Voting Agreement  . . . . . . . . . . . . . . .   19

                                  ARTICLE VII

                                 MISCELLANEOUS  . . . . . . . . . . . . .   19

         SECTION 7.1      Additional Securities Subject to Agreement  . .   19
         SECTION 7.2      BCP CommNet L.P.  . . . . . . . . . . . . . . .   20
         SECTION 7.3      Termination . . . . . . . . . . . . . . . . . .   20
         SECTION 7.4      Injunctive Relief . . . . . . . . . . . . . . .   20
         SECTION 7.5      Other Stockholders' Agreements  . . . . . . . .   21
         SECTION 7.6      Amendments; Waivers . . . . . . . . . . . . . .   21
         SECTION 7.7      Successors and Assigns  . . . . . . . . . . . .   21
         SECTION 7.8      Notices . . . . . . . . . . . . . . . . . . . .   21
         SECTION 7.9      Integration; No Third Party Beneficiaries . . .   23
         SECTION 7.10     Severability  . . . . . . . . . . . . . . . . .   23
         SECTION 7.11     Counterparts  . . . . . . . . . . . . . . . . .   23
         SECTION 7.12     Governing Law; Submission to Jurisdiction . . .   23
         SECTION 7.13     No Recourse . . . . . . . . . . . . . . . . . .   24

          STOCKHOLDERS AGREEMENT dated as of February 10, 1998 among Blackstone CCI Capital Partners L.P., a Delaware limited partnership
("BCP CCI"), Blackstone CCI Offshore Capital Partners L.P., a Cayman Islands exempted limited partnership ("BCP CCI Offshore"), Blackstone Family Investment Partnership II L.P., a Delaware limited partnership ("BFIP" and, together with BCP CCI and BCP CCI Offshore, the "Blackstone Partnerships"), Chase Equity Associates, L.P., a California limited partnership ("Chase"), Sunapee Securities, Inc., a Massachusetts corporation ("Sunapee"), Squam Lake Investors, II, L.P., a Delaware limited partnership ("Squam
Lake", and, together with Sunapee, "Bain"; and, Bain, together with Blackstone and Chase, the "Stockholders") and CommNet Cellular Inc., a Colorado corporation (the "Company").


                             W I T N E S S E T H:


          WHEREAS, the Agreement and Plan of Merger dated as of May 27, 1997 (the "Merger Agreement"), between the Company and AV Acquisition Corp., a Delaware corporation ("AV"), provides for the merger (the "Merger") of AV with and into the Company;

          WHEREAS, immediately prior to the consummation of the Merger, the Stockholders shall own, collectively, 100% of the issued and outstanding capital stock of AV;

          WHEREAS, immediately following the consummation of the Merger, the Stockholders shall own, collectively, approximately 87% of the issued and outstanding common stock, par value $0.001 per share, of the Company ("Common Stock");

          WHEREAS, each Blackstone Partnership is entering into this Agreement on its own account and not as a partner, agent, trustee or Affiliate of any other Blackstone Partnership; and

          WHEREAS, the parties hereto wish to enter into certain agreements with respect to the Common Stock;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1 Defined Terms. As used in this Agreement, terms defined in the heading and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "Affiliate" shall mean, with respect to any Person, (i) any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person or (ii) any director, officer, partner or employee of such Person or any Person specified in clause
     (i); provided, that (x) current or former officers, directors or employees of the Company shall be deemed not to be Affiliates of Blackstone for purposes hereof solely by reason of being officers, directors or employees of the Company and (y) none of the Other Stockholders shall be deemed to be an Affiliate of Blackstone.

          "Blackstone" shall mean, collectively, the Blackstone Partnerships and their respective Permitted Transferees.

          "Business Day" shall mean a day other than a Saturday, Sunday, United States or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Holders' Counsel" shall mean one firm of attorneys selected by Stockholders which own a majority of the shares of Common Stock to be included in any registration pursuant to Article III of this Agreement which are owned by Stockholders.

          "Other Stockholders" shall mean, collectively, Chase and Bain and their respective Permitted Transferees.

          "Person" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

          "Public Offering" shall mean the sale of shares of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

          "Registration Expenses" shall mean any and all expenses incident to the performance by the Company of or compliance by the Company with
     Article III hereof, including, without limitation, (i) all SEC, stock exchange, National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, (v) the reasonable fees and disbursements of Holders' Counsel, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions applicable to shares owned by Stockholders,
     (vii) liability insurance if the Company so desires or if the underwriters so require and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, but excluding transfer taxes, if any.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Transfer" shall mean any transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Common Stock or any interest therein.

          "Warrant" shall mean the warrant dated February 10, 1998 pursuant to which Chase shall have the right to acquire 43,113 shares of Common Stock from BCP CCI, 12,714 shares of Common Stock from BCP CCI Offshore and 90 shares of Common Stock from BFIP.

          SECTION 1.2 Other Definitional Provisions; Interpretation. (a) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Exhibit references are to this Agreement unless otherwise specified.

          (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                                  ARTICLE II

                                   TRANSFERS

          SECTION 2.1 Limitations on Transfer. Each of the Other Stockholders agrees not to Transfer any Common Stock, provided, that the foregoing shall not be applicable to Transfers (i) described in Section 2.2,
(ii) described in Section 7.2, (iii) to another Stockholder, (iv) pursuant to a merger or consolidation in which the Company is a constituent corporation,
(v) pursuant to a Public Offering, (vi) pursuant to Rule 144 under the Securities Act or (vii) pursuant to Sections 2.5 or 2.6.

          SECTION 2.2 Transfers to Affiliates. Notwithstanding anything contained herein to the contrary, each Stockholder shall be entitled, from time to time, to Transfer any or all of the shares of Common Stock owned by it to any of its Affiliates who agree in a writing reasonably satisfactory in form and substance to the Company to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement, and any such transferee shall be deemed to be a "Stockholder" hereunder (any such transferee, a "Permitted Transferee"). Any Transfer by a Blackstone Partnership or any of its Permitted Transferees to any of its stockholders (or partners, members or other equity owners) of any or all of the shares of Common Stock owned by them (including a distribution of such shares upon a liquidation of a Blackstone Partnership or any of its Permitted Transferees or any other distribution, a dividend or otherwise) shall be deemed to be a Transfer to an Affiliate of a Blackstone Partnership for purposes of this
Section 2.2.

          SECTION 2.3 Effect of Void Transfers. In the event of any purported Transfer of any shares of Common Stock in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer. The Company shall not be required to enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of Common Stock in violation of this Agreement.

          SECTION 2.4 Legend on Securities. Each certificate representing shares of Common Stock issued to any Stockholder shall bear the following legend on the face thereof (which legend may be removed upon the termination of Article II of this Agreement):

     "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG BLACKSTONE CCI CAPITAL PARTNERS L.P., BLACKSTONE CCI OFFSHORE CAPITAL PARTNERS L.P., BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P., CHASE EQUITY ASSOCIATES, L.P., SUNAPEE SECURITIES, INC., SQUAM LAKE INVESTORS, II, L.P. AND COMMNET CELLULAR INC. (THE "COMPANY"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, EXCHANGE, MORTGAGE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT."

          SECTION 2.5 Tag-Along Rights. (a) Subject to the last sentence of Section 2.6(b), with respect to any proposed Transfer by Blackstone (in such capacity, a "Transferring Stockholder") of Common Stock permitted hereunder (other than a Transfer: (i) described in Section 2.2, (ii) described in Section 7.2, (iii) to another Stockholder, (iv) pursuant to a merger or consolidation in which the Company is a constituent corporation,
(v) pursuant to a Public Offering, (vi) pursuant to Rule 144 under the Securities Act or (vii) pursuant to Section 2.6.), the Transferring Stockholder shall have the obligation, and Chase and its Permitted Transferees (in such capacity, the "Chase Tagging Stockholder Group") and Bain and its Permitted Transferees (in such capacity, the "Bain Tagging Stockholder Group", and together with the Chase Tagging Stockholder Group, the "Tagging Stockholder Groups") shall have the right to require the proposed transferee to purchase from each of such Tagging Stockholder Groups a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Common Stock owned by such Tagging Stockholder Group and sought by such Tagging Stockholder Group to be included in the contemplated Transfer by (B) the aggregate number of shares of Common Stock owned by the Transferring Stockholder, such Tagging Stockholder Group and any other Persons who have the right to include shares of Common Stock in such sale pursuant hereto or any other agreement (including any employment or option agreement between the Company and an employee thereof) (provided that for purposes of this clause (i) a Stockholder shall be deemed to have sought to include an amount equal to all of such Stockholder's shares of Common Stock if such amount exceeds the entire amount to be sold to the transferee in the contemplated Transfer), and (ii) the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the transferee in the contemplated Transfer, and at the same price per share of Common Stock and upon the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to the Transferring Stockholder; provided, that in order to be entitled to exercise its right to sell shares of Common Stock to the proposed transferee pursuant to this Section 2.5, each participating member of each Tagging Stockholder Group must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring Stockholder agrees to make in connection with the proposed Transfer of the shares of Common Stock of the Transferring Stockholder; provided, further, that all representations and warranties shall be made by the participating members of each Tagging Stockholder Group and the Transferring Stockholder severally and not jointly.

          (b) The Transferring Stockholder shall give notice to each Tagging Stockholder Group of each proposed Transfer giving rise to the rights of such Tagging Stockholder Group set forth in the first sentence of Section 2.5(a) at least 20 days prior to the proposed consummation of such Transfer, setting forth the number of shares of Common Stock proposed to be so transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and other material terms and conditions of payment offered by the proposed transferee. The tag-along rights provided by this Section 2.5 must be exercised by members of each Tagging Stockholder Group within 10 Business Days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating the desire of members of such Tagging Stockholder Group to exercise their rights and specifying the number of shares of Common Stock they desire to sell.

          (c)  The Transferring Stockholder shall be entitled under this
Section 2.5 to Transfer to the proposed transferee the number of shares of Common Stock equal to the difference between (1) the number referred to in clause (ii) of paragraph (a) above and (2)(A) the aggregate number of shares of Common Stock set forth in the written notice, if any, delivered by all Tagging Stockholder Groups pursuant to Section 2.5(b) (in each case, up to the maximum number of shares of Common Stock owned by such Tagging Stockholder Group required to be purchased by the proposed transferee pursuant to the first sentence of Section 2.5(a)) plus (B) the aggregate number of shares of Common Stock to be sold by any other Persons who have the right to include shares of Common Stock in such sale.

          (d) If the proposed transferee fails to purchase shares of Common Stock from any member of the Tagging Stockholder Groups that has properly exercised its tag-along rights under Section 2.5(a), then the Transferring Stockholder shall not be permitted to make the proposed Transfer, and any such attempted Transfer shall be void and of no effect, as provided in
Section 2.3 hereof.

          (e) If any Stockholder exercises its rights under Section 2.5(a), such Stockholder shall (i) prior to the closing of any such Transfer, execute and deliver any purchase agreement or other documentation required by the proposed transferee to consummate the sale (including all legal opinions, cross-receipts and certificates), which purchase agreement and other documentation shall contain terms described in the provisos to Section 2.5(a) and (ii) at the closing of any such Transfer, deliver to the proposed transferee the certificate or certificates representing the shares of Common Stock to be sold pursuant to such sale by such Stockholder, duly endorsed for transfer, against receipt of the purchase price thereof. The closing of the purchase of the Common Stock with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Stockholder's Common Stock.

          SECTION 2.6 Drag-Along Rights. (a) If Blackstone receives an offer from a Person other than an Affiliate thereof (a "Third Party") to purchase any shares of Common Stock then owned by Blackstone and such offer is accepted by Blackstone, then, at the election of Blackstone, each of the Other Stockholders hereby agrees that it will Transfer all (or if less than 100% of the aggregate shares owned by Blackstone are subject to such Transfer, the percentage subject to such Transfer) of the shares of Common Stock owned by it to such Third Party on the terms of the offer so accepted by Blackstone, including the same per share consideration. In connection with any such election, each of the Other Stockholders must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements as Blackstone agrees to make in connection with the proposed Transfer of the shares of Common Stock of Blackstone; provided, further, that all representations and warranties shall be made by Blackstone, Chase and its Permitted Transferees and Bain and its Permitted Transferees severally and not jointly. In the event that both Sections 2.5 and 2.6 apply to a single transaction, the "drag-along" rights set forth in this Section 2.6 shall have priority over the "tag-along" rights set forth in Section 2.5 above, and the "tag-along" rights set forth in Section 2.5 shall not become exercisable by any Stockholder unless Blackstone shall have determined not to exercise its rights under this Section 2.6.

          (b) If it elects to exercise its rights under Section 2.6(a), Blackstone shall give notice (the "Drag-Along Notice") to Chase and its Permitted Transferees and to Bain and its Permitted Transferees of any proposed Transfer giving rise to the rights of such Transferring Stockholder set forth in Section 2.6(a) as soon as practicable following the acceptance of the offer referred to in Section 2.6(a). The Drag-Along Notice shall set forth the number of shares of Common Stock proposed to be so Transferred, the name of the proposed transferee, the proposed amount and form of consideration and the other terms and conditions of the offer. If the Transfer referred to in the Drag-Along Notice is not consummated within 180 days from the date of the Drag-Along Notice, the Transferring Stockholder must deliver another Drag-Along Notice in order to exercise its rights under this Section 2.6 with respect to such Transfer or any other Transfer.

          (c) If Blackstone exercises its rights under Section 2.6(a), each Other Stockholder shall (i) prior to the closing of any such Transfer, execute and deliver any purchase agreement or other documentation required by the proposed transferee to consummate the sale (including all legal opinions, cross-receipts and certificates), which purchase agreement and other documentation shall contain terms described in the second sentence of Section 2.6(b) and (ii) at the closing of any such Transfer, deliver to the proposed transferee the certificate or certificates representing the shares of Common Stock to be sold pursuant to such sale by such Stockholder, duly endorsed for transfer, against receipt of the purchase price thereof. The closing of the purchase of the Common Stock with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of Blackstone's Common Stock.

                                  ARTICLE III

                              REGISTRATION RIGHTS

          SECTION 3.1 Piggyback Rights. (a) If at any time the Company intends to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 or any similar or successor form) in connection with the proposed offer and sale of Common Stock by the Company or by Blackstone (the "Initiating Party"), the Company shall give prompt written notice to any Stockholder which is not an Initiating Party and has rights to registration under this Section in respect of such registration statement (collectively, the "Non-Initiating Parties") regarding the rights of such parties under this Section, at least 20 Business Days prior to the anticipated filing date of such registration statement; provided, that the Other Stockholders shall not have any rights pursuant to this Section with respect to any offer or sale of Common Stock if the Company is the Initiating Party and if no shares of Common Stock owned by Blackstone are to be included in such registration statement.

          (b) Upon the written request of any Non-Initiating Party, made within 10 Business Days after the receipt of any such notice from the Company, which request shall specify the shares of Common Stock (the "Piggy-Back Shares") intended to be disposed of by such Non-Initiating Party in such offering, the Company will use its reasonable best efforts to include in the registration statement all Piggy-Back Shares which the Company has been so requested to register by such Non-Initiating Parties to the extent required to permit the disposition of such Piggy-Back Shares; provided, that (i) if, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Initiating Party shall determine for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each holder of Piggy-Back Shares and thereupon shall be relieved of its obligation to register any Piggy-Back Shares in connection with such registration, and
(ii) if such registration involves an underwritten offering, each holder of Piggy-Back Shares requesting to be included in the Company's registration must sell its Piggy-Back Shares to the underwriters on the same terms and conditions as apply to Blackstone.

          (c) If a registration pursuant to this Section 3.1 involves an underwritten offering and the managing underwriter or underwriters in good faith advise Blackstone or the Company in writing that, in their opinion, the number of shares of Common Stock which the Company, the holders of Piggy-Back Shares and any other Persons who have the right to include shares of Common Stock in such registration pursuant hereto or any other agreement (including any employment or option agreement between the Company and any employee thereof) intend to include in such registration exceeds the largest number of shares of Common Stock which can be sold in such offering without having an adverse effect on such offering (including, but not limited to, the price at which the shares of Common Stock can be sold), then the Company will include in such registration (i) first, 100% of the shares of Common Stock the Company proposes to sell for its own account, if any, (ii) second, to the extent that the number of shares of Common Stock which the Company proposes to sell is less than the number of shares of Common Stock which Blackstone or the Company has been advised can be sold in such offering without having an adverse effect referred to above, the number of shares of Common Stock to be included in such offering will be determined on the basis of the relative percentage relationships, on the date the Company delivers the notice referred to in Section 3.1(a), of (w) the number of outstanding shares of Common Stock owned by Blackstone, (x) the number of outstanding shares of Common Stock owned by Chase and its Permitted Transferees, (y) the number of outstanding shares of Common Stock owned by Bain and its Permitted Transferees and (z) with respect to any employee of the Company who is a party to a stock option agreement with the Company which provides for piggy-back rights in connection with such registration, the number of shares of Common Stock issuable or issued upon exercise of stock options covered by such agreement, and (iii) third, to the extent that the number of shares of Common Stock which the Company and the Stockholders propose to sell is less than the number of shares of Common Stock which Blackstone or the Company has been advised can be sold in such offering without having an adverse effect referred to above, shares of Common Stock of any other Persons who have the right to include shares in such registration pursuant hereto or any other agreement.

          (d) Each requesting Other Stockholder agrees that such Other Stockholder shall execute and deliver such other agreements and other documents (such as legal opinions, cross-receipts and certificates) as Blackstone is delivering or as Blackstone or the Company may otherwise reasonably request to implement the provision of this Section.

          SECTION 3.2 Demand Registrations. (a) Upon the written request from time to time (a "Request") of Blackstone that the Company effect the registration under the Securities Act of all or part of the shares of Common Stock owned by the Blackstone Partnerships and such Permitted Transferees, the Company will as expeditiously as possible use its best efforts to effect the registration under the Securities Act of such shares.

          (b) The Company shall select the registration statement form for any registration pursuant to this Section 3.2; provided, that if any registration requested pursuant to this Section 3.2 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

          (c) If a requested registration pursuant to this Section 3.2 involves an underwritten offering, the investment banker(s), underwriter(s) and manager(s) for such registration shall be selected by Blackstone, provided, however, that such investment banker(s), underwriter(s) and manager(s) shall be reasonably acceptable to the Company.

          (d) If the Company at any time grants to any other holders of Common Stock (or securities that are convertible into or exchangeable or exercisable for Common Stock) any rights to request the Company to effect the registration under the Securities Act of any such shares of Common Stock (or any such securities) on terms more favorable to such holders than the terms set forth in this Section 3.2, the terms of this Section 3.2 shall be deemed amended or supplemented to the extent necessary to provide Blackstone such more favorable rights and benefits.

          SECTION 3.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any shares of Common Stock under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) prepare and, in any event within 120 days after the end of the period within which a request for registration may be given to the Company, file with the SEC a registration statement with respect to such Common Stock and use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section
3.1 at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not less than 180 days nor in excess of 270 days and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to Holders' Counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

          (c) furnish to each seller of Common Stock such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

          (d) use its best efforts to register or qualify the Common Stock covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Common Stock owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Common Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition thereof;

          (f) notify each seller of any Common Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

          (h) (i) use its best efforts to list such shares on any securities exchange or market on which the Common Stock is then listed if such shares are not already so listed and if such listing is then permitted under the rules of such exchange and (ii) use its best efforts to provide a transfer agent and registrar for such shares covered by such registration statement not later than the effective date of such registration statement;

          (i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Article IV hereof, and take such other actions as sellers of a majority of such shares or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such shares;

          (j) obtain a "cold comfort" letter or letters from the Company's independent public accounts in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of such shares shall reasonably request;

          (k) make available for inspection by any seller of such shares covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (l) notify Holders' Counsel and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any actions or proceedings for any of such purposes;

          (m) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (n) if requested by the managing underwriter or agent or any holder of shares covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such holder reasonably requests to be included therein, including, with respect to the number of shares being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the shares to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (o) obtain for delivery to the holders of shares being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such holders, underwriters or agents and their counsel; and

          (p) use its best efforts to make available the executive officers of the Company to participate with the holders of such shares and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by such holders in connection with the methods of distribution for the Registrable Securities.

          SECTION 3.4 Other Registration-Related Matters. (a) Each Stockholder agrees that it shall not effect any public sales of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the 14 days prior to and up to a 180 day period beginning on the effective date of a registration statement relating to an underwritten public offering of Common Stock (whether pursuant to Section 3.1 or 3.2 or otherwise, except as part of such registration) if and to the extent reasonably requested in writing (with reasonable prior written notice) by the managing underwriter of the underwritten public offering.

          (b) The Company agrees not to (and to cause each other holder of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock purchased from the Company after the date hereof at any time other than in a Public Offering not to (except shares of Common Stock purchased pursuant to an existing agreement and plan of reorganization among Two Buttes Cellular Inc., the Company and Cellular Inc. Network Corporation)) effect any sales of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than an offering on Form S-8) during the 14 days prior to and the 180 day period beginning on the effective date of any registration statement in which any Stockholder is participating in connection with an underwritten public offering of Common Stock, if and to the extent reasonably requested in writing (with reasonable prior written notice) by the managing underwriter of the underwritten public offering.

          (c) The Company may require any Person that is selling shares of Common Stock in a Public Offering pursuant to Section 3.1 or 3.2 to furnish to the Company in writing such information regarding such Person and the distribution of the shares of Common Stock which are included in a Public Offering as may from time to time reasonably be requested in writing in order to comply with the Securities Act.

          (d) The Company will pay all Registration Expenses in connection with (i) each registration or proposed registration of Common Stock pursuant to Section 3.1 and (ii) the first eight registrations of Common Stock pursuant to Section 3.2. All expenses for any subsequent registrations of Common Stock pursuant to Section 3.2 shall be paid pro rata by the Company and all other Persons (including the Stockholders) participating in such registration on the basis of the relative number of shares of Common Stock of each such Person included in such registration.

          (e) Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(f) such Stockholder will forthwith discontinue disposition of Common Stock pursuant to the registration statement covering such Common Stock until such Stockholder's receipt of the copies of the amended or supplemented prospectus contemplated by Section 3.3(f) and, if so directed by the Company, such Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus covering such Common Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the period for which the Company shall be required to keep the registration statement effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.3(f) and including the date when each seller of Common Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(f).

          (f) The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of Blackstone, make publicly available such information), and it will take such further action as Blackstone may reasonably request, all to the extent required from time to time to enable a Stockholder to sell shares of Common Stock without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 3.4(f) to the contrary, the Company may deregister under
Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act.

                                  ARTICLE IV

                                INDEMNIFICATION

          SECTION 4.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Article III, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Common Stock covered by such registration statement, each Affiliate of such seller and their respective directors and officers or general and limited partners (and any director, officer, Affiliate, employee, agent and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all lawsuits, claims, actions or proceedings (collectively, "Actions") (whether or not an Indemnified Party is a party thereto), losses, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Actions, losses, damages, liabilities or expenses arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Action, loss, damage, liability or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof; and, provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Common Stock or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section with respect to any preliminary, final or summary prospectus, or any amendment or supplement thereto, to the extent that any such Action, loss, damage, liability or expense of such underwriter or controlling Person results from the fact that such underwriter sold Common Stock to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus, as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any seller.

          SECTION 4.2 Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article III hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by such Stockholder upon the sale of the Common Stock giving rise to such indemnification obligation.

          SECTION 4.3 Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any Action with respect to which a claim for indemnification may be made pursuant to this Article IV, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such Action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Article IV, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such Action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will settle any Action or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such Action and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder.

          SECTION 4.4 Contribution. (a) If the indemnification provided for in this Article IV from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Actions, losses, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Actions, losses, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Actions, losses, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.4 as a result of the Actions, losses, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any Action.

          (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          SECTION 4.5 Other Indemnification. Indemnification similar to that specified in this Article IV (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any law or regulation or with any Governmental authority other than as required by the Securities Act.

          SECTION 4.6 Non-Exclusivity. The obligations of the parties under this Article IV shall be in addition to any liability which any party may otherwise have to any other party.

                                   ARTICLE V

                             PARTICIPATION RIGHTS

          SECTION 5.1 Participation Rights. (a) So long as this Agreement shall remain in effect, the Company shall not issue (an "Issuance") additional shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to Blackstone unless, prior to such Issuance, the Company notifies the Other Stockholders in writing of the proposed Issuance and grants to the Other Stockholders the right (the "Participation Right"), but not the obligation, to subscribe for and purchase such additional shares of Common Stock or convertible, exercisable or exchangeable securities, as the case may be, so issued at the same price and upon the same terms and conditions as issued in the Issuance such that immediately after giving effect to the Issuance and assuming the exercise of the Participation Right, the shares of Common Stock beneficially owned on a fully diluted basis by each of the Other Stockholders (rounded to the nearest whole share) shall represent the same percentage of the aggregate number of shares of Common Stock outstanding on a fully diluted basis as was beneficially owned on a fully diluted basis by such Other Stockholder and its Affiliates immediately prior to the Issuance.

          (b) The Participation Right may be exercised by each of the Other Stockholders at any time by written notice to the Company within 10 Business Days after the date on which such Other Stockholder receives notice from the Company of the proposed Issuance, and the closing of any purchase and sale pursuant to the exercise of the Participation Right shall occur at least 10 Business Days after the Company receives notice of the exercise of the Participation Right and prior to or concurrently with the closing of the Issuance. Notwithstanding the foregoing, the Participation Right shall not apply to (i) any Issuance to all holders of Common Stock on a pro rata basis or (ii) any Issuance pursuant to a Public Offering.

                                  ARTICLE VI

                               VOTING AGREEMENT

          SECTION 6.1 Voting Agreement. (a) Each of the Other Stockholders agrees to permit BCP CCI to vote all the Common Stock owned by such parties from time to time. In that connection, each of Chase and Bain (i) have executed and delivered to BCP CCI an irrevocable proxy substantially in the form attached as Exhibit A hereto and (ii) shall require any Permitted Transferee thereof, as a condition to the acquisition by any such Permitted Transferee of any shares of Common Stock, to execute and deliver to BCP CCI an irrevocable proxy substantially in the form attached as Exhibit A hereto. To the extent that any such irrevocable proxy shall not be in full force and effect, each of Chase and Bain agrees to (and to cause its respective Permitted Transferees to) vote all of its Common Stock in the manner that BCP CCI votes its shares of Common Stock from time to time on all matters presented to stockholders of the Company for vote; provided BCP CCI notifies such party regarding how BCP CCI will vote its shares of Common Stock.

          (b) Each of the Other Stockholders hereby agrees that, except pursuant to this Agreement or as otherwise consented to by BCP CCI, such Shareholder shall not deposit any Common Stock into a voting trust, enter into any voting agreement with respect to any Common Stock or grant any proxies with respect to any Common Stock.

                                 ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.1 Additional Securities Subject to Agreement. Each Stockholder agrees that any other shares of Common Stock which it shall hereafter acquire (including, in the case of Chase, pursuant to the Warrant) (but, in each case, other than pursuant to a Public Offering) and any securities issued in respect of any shares of Common Stock, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization shall be subject to the provisions of this Agreement. If any of the Stockholders is issued any warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock, the parties agree to amend this Agreement to the extent necessary to reflect such issuance in a manner consistent with the terms and conditions hereof.

          SECTION 7.2 BCP CommNet L.P. Each of the Stockholders agrees that, subject to receipt of any necessary regulatory approvals (including any approval of the Federal Communications Commission), each Stockholder shall enter into an Agreement of Limited Partnership of BCP CommNet L.P. (the "Partnership"), substantially in the form attached as Exhibit B hereto, and shall contribute all shares of Common Stock then owned by such Stockholder in exchange for a percentage of Class A partnership interests in the Partnership equal to the proportionate number of shares of Common Stock such Stockholder shall contribute to the Partnership relative to the aggregate number of shares contributed to the Partnership by all of the Stockholders (the "Contribution"). In connection with the Contribution and as a condition thereto, the Company and the Partnership shall enter into a Registration Rights Agreement, in form and substance reasonably satisfactory to Blackstone, providing the Partnership with the same registration rights and obligations with respect to any Common Stock owned by the Partnership from time to time as the registration rights and obligations of Blackstone hereunder.

          SECTION 7.3 Termination. This Agreement shall terminate, and thereby become null and void, upon the earlier of (i) the consummation of the Contribution or (ii) the earliest date on which the Stockholders own collectively less than 25% of the Common Stock then outstanding; provided, that unless this Agreement is terminated pursuant to clause (i) above, the provisions of Articles I, III, IV, VI and VII (other than Section 7.2) shall survive until the Stockholders own collectively less than 3% of the Common Stock then outstanding; and provided, further, that the provisions of Sections 7.8 through 7.13, inclusive, shall survive the termination of this Agreement.

          SECTION 7.4 Injunctive Relief. The parties acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

          SECTION 7.5 Other Stockholders' Agreements. None of the parties hereto shall enter into, or has entered into, any stockholder agreement or other arrangement of any kind with any Person with respect to shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

          SECTION 7.6 Amendments; Waivers. (a) This Agreement may be amended only by a written instrument signed by each Blackstone Partnership and Permitted Transferee thereof, in each case that then owns Common Stock; provided, that any amendment which adversely affects any Other Stockholder or the Company or imposes an additional obligation on any Other Stockholder or the Company must be approved in writing by such party.

          (b) At any time, any party may (i) extend the time for the performance of any of the obligations or other acts of the other parties or
(ii) waive compliance with any of the agreements contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.7 Successors and Assigns. Except as provided in Section 2.2, neither this Agreement, nor any of the rights or obligations hereunder, shall be assigned, in whole or in part, by any party hereto without the prior written consent of the other parties hereto, except that Blackstone may assign, in whole or in part, any of its rights and obligations hereunder to any Person who acquires from Blackstone in one transaction or a series of related transactions more than 10% of the then outstanding Common Stock. Subject to the preceding sentence, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 7.8 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopier, or overnight courier, addressed as follows or to such other address of which the parties may have given notice:

     To any of the Blackstone Partnerships:

     Blackstone CCI Capital Partners L.P.
     Blackstone CCI Offshore Capital Partners L.P.
     Blackstone Family Investment Partnership II L.P.
     c/o Blackstone Management Associates II L.L.C.
     345 Park Avenue
     New York, New York 10154
     Attention: Mark T. Gallogly
     Telecopy:  (212) 754-8710

     With a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York  10017
     Attention: Philip T. Ruegger III, Esq.
     Telecopy:  (212) 455-2502

     To Chase:

     Chase Equity Associates, L.P.
     c/o Chase Capital Partners
     380 Madison Avenue, 12th Floor
     New York, New York 10017
     Attention: Charles Goldman
     Telecopy:  (212) 622-3101

     To Bain:

     Sunapee Securities, Inc.
     Squam Lake Investors, II, L.P.
     c/o Bain & Company, Inc.
     Two Copley Place
     Boston, Massachusetts
     Attention: Gary B. Wilkinson
     Telecopy:  617-572-3266

     To the Company:

     CommNet Cellular Inc.
     8350 East Crescent Parkway, Suite 400
     Englewood, Colorado 80111
     Attention: President
     Telecopy:  303-694-5590

     With copies to:

     Blackstone CCI Capital Partners L.P., Blackstone CCI Offshore Capital Partners L.P., Blackstone Family Investment Partnership II L.P. and Simpson Thacher & Bartlett, at their respective addresses set forth above.

Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally or sent by telecopier, and (ii) one business day after being sent by overnight courier.

          SECTION 7.9 Integration; No Third Party Beneficiaries. (a) This Agreement (including the Exhibits hereto) and the documents referred to herein, or delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

          (b) This Agreement, other than as provided in Section 7.13 or the indemnification provisions of Article IV, is not intended to confer, and shall not confer, upon any Person other than the parties any rights or remedies.

          SECTION 7.10 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          SECTION 7.11 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          SECTION 7.12 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. Each of the parties by its execution hereof hereby (i) irrevocably submits to the jurisdiction of the federal and state courts located in the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other agreement contemplated hereby or relating to the subject matter hereof or thereof and (ii) waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that any right or remedy relating to this Agreement or any other agreement contemplated hereby, or the subject matter hereof or thereof, may not be enforced in or by such court. Each of the parties hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.8 hereof is reasonably calculated to give actual notice.

          SECTION 7.13 No Recourse. (a) Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, the Merger Agreement or the Merger shall be had against any current or future director, officer, employee, general or limited partner, member, Affiliate, agent or assignee of Blackstone or of any of the foregoing (except, in the case of an assignee of a Stockholder hereunder, to the extent provided in
Section 7.7), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of Blackstone or of any of the foregoing (except, in the case of an assignee of a Stockholder hereunder, to the extent provided in Section 7.7) as such for any obligation of Blackstone under this Agreement or any documents or instruments delivered in connection with this Agreement, the Merger Agreement or the Merger for any claim based on, in respect of or by reason of such obligations or their creation.

          (b) Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, the Merger Agreement or the Merger shall be had against any current or future director, officer, employee, general or limited partner, member, Affiliate, agent or assignee of Chase or of any of the foregoing (except, in the case of an assignee of a Stockholder hereunder, to the extent provided in Section 7.7), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of Chase or of any of the foregoing (except, in the case of an assignee of a Stockholder hereunder, to the extent provided in Section 7.7) as such for any obligation of Chase under this Agreement or any documents or instruments delivered in connection with this Agreement, the Merger Agreement or the Merger for any claim based on, in respect of or by reason of such obligations or their creation.

          (c) Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, the Merger Agreement or the Merger shall be had against any current or future director, officer, employee, general or limited partner, member, Affiliate, agent or assignee of Bain or of any of the foregoing (except, in the case of an assignee of a Stockholder hereunder, to the extent provided in Section 7.7), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of Bain or of any of the foregoing (except, in the case of an assignee of a Stockholder hereunder, to the extent provided in Section 7.7) as such for any obligation of Bain under this Agreement or any documents or instruments delivered in connection with this Agreement, the Merger Agreement or the Merger for any claim based on, in respect of or by reason of such obligations or their creation.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                               BLACKSTONE CCI CAPITAL PARTNERS L.P.

                               By:  BLACKSTONE MANAGEMENT
                                    ASSOCIATES II L.L.C.,
                                    as General Partner


                                    By: /s/ Mark T. Gallogly
                                       __________________________________
                                       Name:  Mark T. Gallogly
                                       Title: Member


                               BLACKSTONE CCI OFFSHORE CAPITAL PARTNERS L.P.

                               By:  BLACKSTONE MANAGEMENT
                                    ASSOCIATES II L.L.C.,
                                    as General Partner


                                    By: /s/ Mark T. Gallogly
                                       __________________________________
                                       Name:  Mark T. Gallogly
                                       Title: Member


                               BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II
                               L.P.

                               By:  BLACKSTONE MANAGEMENT ASSOCIATES II
                                    L.L.C., as General Partner


                                    By: /s/ Mark T. Gallogly
                                       __________________________________
                                       Name:  Mark T. Gallogly
                                       Title: Member


                               CHASE EQUITY ASSOCIATES, L.P.

                               By:  CHASE CAPITAL PARTNERS,
                                    as General Partner


                                    By: /s/ Arnold L. Chavkin
                                       __________________________________
                                       Name:  Arnold L. Chavkin
                                       Title: General Partner


                               SUNAPEE SECURITIES, INC.


                               By: /s/ Gary B. Wilkinson
                                  ______________________________
                                  Name:  Gary B. Wilkinson
                                  Title:  Treasurer

                               SQUAM LAKE INVESTORS, II, L.P.

                               By:  GPI, INC., as General Partner,


                                    By: /s/ Gary B. Wilkinson
                                       __________________________________
                                       Name:  Gary B. Wilkinson
                                       Title:  Treasurer


                               COMMNET CELLULAR INC.


                               By: /s/ Arnold C. Pohs
                                  ______________________________
                                  Name:  Arnold C. Pohs
                                  Title: Chief Executive Officer

                                                                     Exhibit A


                               IRREVOCABLE PROXY

          By its execution hereof and in accordance with Section 6.1 of the Stockholders Agreement dated as of February 10, 1998, among Blackstone CCI Capital Partners L.P. ("BCP CCI"), CommNet Cellular Inc. (the "Company"), the undersigned and the other parties thereto (the "Agreement"), the undersigned hereby irrevocably constitutes and appoints BCP CCI and any designee of BCP CCI and any successors and assigns of BCP CCI as its true and lawful attorney-in-fact and proxy, to: (i) vote all shares of Common Stock (as defined in the Stockholders Agreement) which the undersigned may be entitled to vote from time to time upon the election of directors or any other matter at any annual or special meeting of stockholders of the Company; (ii) to execute written consents in lieu of voting with respect to the election of directors or any other matter at any annual or special meeting of stockholders of the Company; and (iii) to execute, acknowledge, swear to and file in the undersigned's name, place and stead any consent, approval or other document to be executed by stockholders in connection with any item in clause (i) or (ii). The proxy granted hereby shall terminate upon the termination of Article VI of the Agreement. The proxy hereby granted is irrevocable and shall be deemed coupled with an interest and it shall survive the undersigned's insolvency. The undersigned shall take such further action and shall execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the undersigned with respect to all share of Common Stock owned by the undersigned.


          IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this __ day of February, 1998.

                               [STOCKHOLDER]


                               By: ________________________
                                   Name:
                                   Title: